INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie - Vice President	Mark Plungy - Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-6397
swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES RECORD FOURTH QUARTER RESULTS

San Jose, Calif., January 25, 2011 — Altera Corporation (NASDAQ: ALTR) today announced fourth quarter sales of $555.4 million, up 5 percent from the third quarter of 2010 and up 52 percent from the fourth quarter of 2009. New product sales increased 26 percent sequentially. Fourth quarter net income was $231.6 million, $0.72 per diluted share, compared with net income of $217.5 million, $0.69 per diluted share, in the third quarter of 2010 and $103.0 million, $0.34 per diluted share, in the fourth quarter of 2009.

Cash flow from operating activities in 2010 was $856.7 million. Altera ended the quarter with $2.8 billion in cash and short-term investments.

Altera's board of directors has declared a quarterly cash dividend of $0.06 per share payable on March 1, 2011 to stockholders of record on February 10, 2011.

"The fourth quarter delivered a positive note to end a remarkable sales growth year. Our sales were up 64 percent in 2010, significantly outpacing most companies in the semiconductor industry. In the fourth quarter, new products continued to be growth drivers as we saw substantial sales gains from our 65-nm and 40-nm FPGAs," said John Daane, president, chief executive officer, and chairman of the board. "During the fourth quarter we taped out our first 28-nm FPGAs. We believe Altera's unique features and performance will extend our technology leadership into this next FPGA generation adding to the momentum we have established at the 40-nm node."

Several recent accomplishments mark the company's continuing progress:

•
Altera announced its portfolio of 28-nm devices that will deliver the industry's most diverse product offering designed to effectively address the different needs of customers across the varied markets Altera serves. With this 28-nm portfolio, Altera leverages advantages in transceiver technology, product architecture, intellectual property (IP) integration, and process technology. Included in this announcement are the recently expanded Stratix® V and the new Cyclone® V and Arria® V FPGAs as well as the previously announced HardCopy® V ASIC family. Stratix V FPGAs address a broad range of high-bandwidth applications such as advanced LTE basestations, high-end RF cards and military radar. Arria V FPGAs target applications that require a balance of cost, low power and high performance, such as remote radio units, in-studio mixers and 10G/40G line cards. Cyclone V FPGAs are designed for applications where low power and board space are concerns, such as motor controls, displays and software-defined radios.

•
Altera acquired Avalon Microelectronics during the fourth quarter. Avalon's strong system expertise in transmission applications and detailed FPGA knowledge adds to Altera's portfolio of customizable IP solutions for an optical transport network (OTN). Avalon has established itself as an industry leader in flexible OTN IP used in FPGA and ASIC products. Avalon is a key provider to numerous top-tier communications infrastructure OEMs. Combining the two companies' IP capabilities offers the potential for customers to accelerate their time to market for next-generation optical networks and broadens Altera's attractiveness in this high-growth market.

•
Altera also announced the availability of the MAX® V CPLD family, expanding the company's market-leading MAX CPLD series of devices. The MAX V family uses half the total power of competitive CPLDs while maintaining the instant-on, single chip, non-volatile characteristics of earlier MAX series devices. The combination of low power and high performance make MAX V CPLDs ideal for general-purpose and portable designs in a wide variety of the vertical markets served by Altera. Altera has long been the market leader in CPLDs. The first MAX V family members are available now with the entire family shipping in full production during the second quarter of this year.

•
The Global Semiconductor Alliance (GSA) has named Altera the "Best Financially Managed Semiconductor Company." With member companies in 25 countries across the world, the GSA's mission is to accelerate the growth and increase the return on invested capital of the semiconductor industry by fostering a more effective fabless ecosystem. Altera received this award based on a number of financial metrics such as revenue, net income, return on investment, return on equity, inventory turns, days sales outstanding, cash per share, cash burn, gross profit margin, operating margin and current ratio.

Business Outlook for the First Quarter 2011

Sequential Sales Growth	Down 1% to 5%
Gross Margin	71% to 72%
Research and Development	$76 to 77 million
SG&A	$69 to 70 million
Tax Rate	10% to 12%

Fourth Quarter Earnings Conference Call

A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter's results and management's current business outlook. The web cast and subsequent replay will be available in the Investor Relations section of the company's website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Altera's first quarter business update will be issued in a press release available after the market close on March 1, 2011.

Forward-Looking Statements

Statements in this press release that are not historical are "forward-looking statements" as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as "will," "expects," "anticipates," or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release, the timing of MAX V shipments and the potential for continued technology leadership at 28 nm. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, customer inventory levels, vertical market mix, market acceptance of the company's products, product introduction schedules, the rate of growth of the company's new products including Arria® II, Cyclone® III, Cyclone IV, Stratix® III, Stratix IV FPGAs, MAX® II and MAX V CPLDs and HardCopy® device families, changes in the mix of our business between prototyping and production-based demand, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera's SEC filings are posted on the company's website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera
Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera's FPGA, CPLD and ASIC devices at www.altera.com. Follow Altera via Facebook, RSS and Twitter.

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ALTERA, ARRIA, CYCLONE, HARDCOPY, MAX, MEGACORE, NIOS, QUARTUS and STRATIX words and logos are trademarks of Altera Corporation and registered in the U.S. Patent and Trademark Office and in other countries. All other words and logos identified as trademarks or service marks are the property of their respective holders as described at www.altera.com/legal.

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Years Ended
(In thousands, except per share amounts)	December 31, 2010	October 1, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net sales	$555,378	$527,453	$364,998	$1,954,426	$1,195,413
Cost of sales	161,296	157,899	115,281	566,942	396,584
Gross margin	394,082	369,554	249,717	1,387,484	798,829
Operating expense
Research and development expense	66,788	67,896	66,940	264,649	260,208
Selling, general, and administrative expense	64,074	63,473	63,404	254,495	234,074
Total operating expense	130,862	131,369	130,344	519,144	494,282
Operating margin (1)	263,220	238,185	119,373	868,340	304,547
Compensation expense — deferred compensation plan	3,554	4,699	2,629	6,839	11,776
Gain on deferred compensation plan securities	(3,554)	(4,699)	(2,629)	(6,839)	(11,776)
Interest income and other	(936)	(1,092)	(248)	(3,330)	(6,083)
Interest expense	351	1,098	1,208	3,843	5,092
Income before income taxes	263,805	238,179	118,413	867,827	305,538
Income tax expense	32,192	20,688	15,439	84,943	54,476
Net income	$231,613	$217,491	$102,974	$782,884	$251,062

Net income per share:
Basic	$0.73	$0.70	$0.35	$2.55	$0.85
Diluted	$0.72	$0.69	$0.34	$2.49	$0.84

Shares used in computing per share amounts:
Basic	316,440	309,766	296,036	307,302	294,493
Diluted	323,592	317,069	300,613	313,912	297,180

Cash dividends per common share	$0.06	$0.06	$0.05	$0.22	$0.20

Tax rate	12.2%	8.7%	13.0%	9.8%	17.8%
% of Net sales:
Gross margin	71.0%	70.1%	68.4%	71.0%	66.8%
Research and development	12.0%	12.9%	18.3%	13.5%	21.8%
Selling, general, and administrative	11.5%	12.0%	17.4%	13.0%	19.6%
Operating margin(1)	47.4%	45.2%	32.7%	44.4%	25.5%
Net income	41.7%	41.2%	28.2%	40.1%	21.0%
Notes:
(1)We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles ("GAAP"), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by gains and losses from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	Three Months Ended			Years Ended
(In thousands)	December 31, 2010	October 1, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Operating margin (non-GAAP)	$263,220	$238,185	$119,373	$868,340	$304,547
Compensation expense - deferred compensation plan	3,554	4,699	2,629	6,839	11,776
Income from operations (GAAP)	$259,666	$233,486	$116,744	$861,501	$292,771

ALTERA CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except par value amount)	December 31, 2010	December 31, 2009

Assets
Current assets:
Cash and cash equivalents	$2,765,196	$1,546,672
Accounts receivable, net	363,614	218,144
Inventories	146,524	69,705
Deferred income taxes — current	66,839	79,164
Deferred compensation plan — marketable securities	54,419	50,905
Deferred compensation plan — restricted cash equivalents	19,817	18,986
Other current assets	114,601	58,194
Total current assets	3,531,010	2,041,770
Property and equipment, net	164,155	174,516
Deferred income taxes — non-current	37,319	59,249
Other assets, net	27,353	17,696
Total assets	$3,759,837	$2,293,231

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$86,061	$50,520
Accrued liabilities	23,278	32,256
Accrued compensation and related liabilities	83,773	49,862
Deferred compensation plan obligations	74,236	69,891
Deferred income and allowances on sales to distributors	428,711	281,885
Income taxes payable	428	5,547
Total current liabilities	696,487	489,961
Income taxes payable — non-current	231,833	210,967
Long-term credit facility	500,000	500,000
Other non-current liabilities	7,865	6,967
Total liabilities	1,436,185	1,207,895
Commitments and contingencies
Stockholders' equity:
Common stock: $.001 par value; 1,000,000 shares authorized; outstanding - 319,494 at December 31, 2010 and 296,817 shares at December 31, 2009	319	297
Capital in excess of par value	908,989	372,098
Retained earnings	1,414,344	712,941
Total stockholders' equity	2,323,652	1,085,336
Total liabilities and stockholders' equity	$3,759,837	$2,293,231

Key Ratios & Information
Current Ratio	5:1	4:1
Liabilities/Equity	1:2	1:1
Quarterly Operating Cash Flows	$210,151	$176,352
TTM Return on Equity	48%	27%
Quarterly Depreciation Expense	$6,815	$6,839
Quarterly Capital Expenditures	$6,117	$1,824
Inventory MSOH (1): Altera	2.7	1.8
Inventory MSOH (1): Distribution	0.8	0.7
Cash Conversion Cycle	85	77
Note (1): MSOH: Months Supply On Hand

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	YEARS ENDED
(In thousands)	December 31, 2010	December 31, 2009	December 31, 2008
Cash Flows from Operating Activities:
Net income	$782,884	$251,062	$359,651
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,535	29,022	29,969
Stock-based compensation	62,118	64,446	48,630
Deferred income tax (benefit) expense	(23,483)	(5,890)	737
Tax effect of employee stock plans	27,444	(3,648)	1,311
Excess tax benefit from employee stock plans	(21,866)	(990)	(6,767)
Gain on sale of land	—	—	(112)
Gain on substantive termination of retiree medical plan	—	(6,488)	—
Changes in assets and liabilities, net of the effects of acquisition:
Accounts receivable, net	(145,330)	(136,115)	115,459
Inventories	(76,819)	14,931	(10,527)
Other assets	(52,805)	38,862	(26,173)
Accounts payable and other liabilities	59,200	7,918	2,810
Deferred income and allowances on sales to distributors	146,826	77,611	(74,766)
Income taxes payable	73,485	39,860	9,717
Deferred compensation plan obligations	(2,494)	2,125	(673)
Net cash provided by operating activities	856,695	372,706	449,266
Cash Flows from Investing Activities:
Purchases of property and equipment	(12,442)	(11,060)	(40,273)
Proceeds from the maturities and sales of available-for-sale investments	—	—	131,060
Proceeds from sale of land	—	—	9,063
Acquisition related payments, net of cash acquired	(8,004)	—	—
Sales (purchases) of deferred compensation plan securities, net	2,494	(2,125)	673
Purchases of intangible assets	(5,000)	(690)	—
Net cash (used in) provided by investing activities	(22,952)	(13,875)	100,523
Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	453,719	42,144	67,138
Shares withheld for employee taxes	(20,164)	(10,738)	(8,229)
Repurchases of common stock	—	—	(473,229)
Payment of dividends to stockholders	(67,774)	(58,925)	(57,051)
Excess tax benefit from stock-based compensation	21,866	990	6,767
Decrease in book overdrafts	—	—	(320)
Proceeds from long-term credit facility	—	—	250,000
Principal payments on capital lease obligations	(2,866)	(2,373)	(8,217)
Net cash provided by (used in) financing activities	384,781	(28,902)	(223,141)
Net increase in cash and cash equivalents	1,218,524	329,929	326,648
Cash and cash equivalents at beginning of period	1,546,672	1,216,743	890,095
Cash and cash equivalents at end of period	$2,765,196	$1,546,672	$1,216,743
Supplemental cash flow information:
Income taxes paid, net	$29,887	$7,310	$66,503
Interest paid	$3,395	$4,503	$15,666
Noncash Investing and Financing Activities:
Assets acquired under capital leases	$—	$—	$11,871

ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

	Three Months Ended			Quarterly Growth Rate		Years Ended
	December 31, 2010	October 1, 2010	December 31, 2009	Sequential Change	Year- Over-Year Change	December 31, 2010	December 31, 2009	Annual Growth
Geography
Americas	17%	20%	21%	(14)%	21%	19%	20%	50%
Asia Pacific	43%	44%	39%	3%	66%	42%	40%	74%
EMEA	22%	21%	21%	12%	64%	23%	22%	71%
Japan	18%	15%	19%	29%	45%	16%	18%	47%
Net Sales	100%	100%	100%	5%	52%	100%	100%	64%

Product Category
New	53%	44%	29%	26%	175%	43%	24%	196%
Mainstream	23%	29%	32%	(14)%	12%	28%	33%	36%
Mature and Other	24%	27%	39%	(8)%	(7)%	29%	43%	11%
Net Sales	100%	100%	100%	5%	52%	100%	100%	64%

Vertical Market
Telecom & Wireless	47%	45%	41%	10%	73%	44%	44%	64%
Industrial Automation, Military & Automotive	19%	22%	23%	(9)%	25%	21%	22%	61%
Networking, Computer & Storage	15%	13%	14%	17%	59%	14%	14%	55%
Other	19%	20%	22%	2%	36%	21%	20%	73%
Net Sales	100%	100%	100%	5%	52%	100%	100%	64%

FPGAs and CPLDs
FPGA	83%	82%	78%	6%	61%	82%	77%	73%
CPLD	10%	11%	15%	(1)%	10%	12%	15%	29%
Other Products	7%	7%	7%	6%	39%	6%	8%	36%
Net Sales	100%	100%	100%	5%	52%	100%	100%	64%

Product Category Description

•	New Products include the Stratix® III, Stratix IV (including E, GX and GT), Arria® II GX, Cyclone® III, Cyclone IV (including E and GX), MAX® II, HardCopy® III, and HardCopy IV devices.

•	Mainstream Products include the Stratix II (and GX), Arria GX, Cyclone II, and HardCopy II devices.

•
Mature and Other Products include the Stratix (and GX), Cyclone, Classic™, MAX 3000A, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, HardCopy, FLEX® series, APEX™ series, Mercury™, and Excalibur™ devices, configuration and other devices, intellectual property cores, and software and other tools.